UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Willbros Group, Inc.

(Name of Registrant as Specified In Its Charter)

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WILLBROS GROUP, INC.
Plaza 2000 Building
50th Street, 8th Floor
P. O. Box 0816-01098
Panama, Republic of Panama
     As disclosed in a proxy statement dated April 23, 2008, the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Willbros Group, Inc. (the “Company”) is to be held on Thursday, May 29, 2008, at 9:00 a.m. (local time), at the Panama Marriott Hotel, Calle 52 y Ricardo Arias — Area Bancaria, Panama City, Panama. Proposal 2 included in the proxy statement distributed by the Company in connection with the Annual Meeting relates to a proposed amendment to the Willbros Group, Inc. 1996 Stock Plan (the “1996 Stock Plan”). As described in the proxy statement, the sole purpose of the amendment to the 1996 Stock Plan is to increase the number of shares of Common Stock of the Company authorized for issuance under the 1996 Stock Plan by 750,000. Proposal 3 included in the proxy statement relates to a proposed amendment to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan (the “2006 Director Plan”). As described in the proxy statement, the sole purpose of the amendment to the 2006 Director Plan is to increase the number of shares of common stock of the Company authorized for issuance under the 2006 Director Plan by 200,000.
     In connection with the proposed amendments to the 1996 Stock Plan and the 2006 Director Plan, the Company undertakes that beginning with 2008 and for the years ended December 31, 2008, 2009 and 2010, the Company’s prospective three-year average burn rate with respect to its equity awards will not exceed the greater of two percent of its common shares outstanding or the mean and one standard deviation of its Global Industry Classification Standards Peer Group (1010 — Energy) of 3.09 percent. This undertaking will apply to shares issued pursuant to the 1996 Stock Plan and the 2006 Director Plan. For the purposes of calculating the three-year average burn rate, each restricted stock (unit) or stock award or any forms of full-value awards granted under the Company’s equity plans will be counted as 2.0 award shares. The burn rate will be calculated as (i) the number of equity awards granted in each fiscal year by the Company to employees and directors, excluding awards granted to replace securities assumed in connection with a business combination transaction, divided by (ii) the weighted average basic common shares outstanding for the fiscal year.
May 22, 2008